Second Quarter FY 2017 Conference Call Daniel J. Crowley President, Chief Executive Officer James F. McCabe, Jr. Senior Vice President, Chief Financial Officer November 3, 2016

TRIUMPH GROUP, INC. Q2’17 UPDATE // 2 FORWARD LOOKING STATEMENTS Parts of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause Triumph’s actual results, performance, or achievements to be materially different from any expected future results, performance, or achievements. For more information, see the risk factors described in Triumph’s current Form 10-K and other SEC filings.

TRIUMPH GROUP, INC. Q2’17 UPDATE // 3 INTRODUCTION • Improved execution and operational performance • Retiring program risks • Improved cash performance • Pipeline and backlog growing • Transformation on track Net sales $874.8M Operating income $70.5M Net income $34.8M EPS $0.70 Adjusted EPS $1.00 Cash used for Ops $47.2M Reaffirming EPS and cash guidance, with $100M reduction in revenue range FY17 Q2 Operational & Financial Summary Highlights

TRANSFORMATION PROGRESS

Goal	Key Elements	Year to Date
Reduce costs	• Supply Chain • Facility consolidations • Workforce reductions • Operating efficiency	• $22M savings achieved toward $44M FY 17 target • Initiated all 5 planned consolidations; facility footprint reduced by 400K sq.ft. • Headcount reductions on track • Reducing program overruns
Improve cash from operations	• Cash to Cash conversion • DSO/DPO/DIO • CAPEX management	• Sequential improvement in cash use in operations from $84M in Q1 to $47M in Q2
Optimize portfolio	• Divest non-core businesses • Transactions NTE 10% of sales	• Completed sale of Newport News • Engaged investment bankers for other transactions
Deploy Triumph Operating System	• Lean operations • Rationalize IT • Shared services	• 67 Lean events • All hardware & software baselined • Common HR, SCM & BD

Transformation on track to deliver expected results

TRIUMPH GROUP, INC. Q2'17 UPDATE // 4

DEVELOPMENT & KEY PROGRAMS

- Sunsetting programs will be replaced by programs in development and new starts
  - Embraer E2 transitioning to production
  - Gulfstream G650 ramping up
  - Bombardier Global 7000 preparing for test vehicle flights

- Achieving development milestones
- Initial revenue bearing production articles in flow
- Working with customers to resolve open assertions
- Development programs cash use expected to reduce in Q4



Joining of E2 aft fuselage to CFIII section



G650 wing production line in Tulsa, Okla.



Global 7000 FTV-4 wingset shipment

Triumph managing through our change in business base

TRIUMPH GROUP, INC. Q2'17 UPDATE // 5

TRIUMPH GROUP, INC. Q2’17 UPDATE // 6 • Backlog up sequentially 2.1% • Excluding 747-8, G450/550 and C-17 programs, backlog is up 4.7% • G650 extension through 2018 ($300M) • SNC-Lavalin nuclear machining ($48M) • USN Triton Milestone C • F-35, B-21, T-X RFPs DRIVING ORGANIC GROWTH Order Backlog Stands at $4.1 Billion.* * Backlog only includes those firm orders that we are going to deliver over the next 24 months. Product Support does not have substantial backlog. Backlog & New Wins $ Million s

TRIUMPH GROUP, INC. Q2’17 UPDATE // 7 ($ in thousands) FY17 Q2 FY16 Q2 Variance Net Sales $ 874,769 $ 954,774 (8)% Operating Income 70,486 110,047 (36)% Operating Margin (%) 8.1 11.5 Adjusted EBITDA 90,069 122,218 (26)% Adjusted EBITDA Margin (%) 10.7 13.2 FY17 Q2 CONSOLIDATED RESULTS • Net sales decrease due to: ◦ Rate reductions on 747-8, G450/550, C-17 ◦ Partially offset by: ▪ Increased production on 767/Tanker, A350 ▪ $9.5M from Fairchild acquisition • Operating income includes: ◦ $14M of restructuring costs ◦ $5M loss on divestiture ◦ Excluding these items, operating margin was 10.2%

TRIUMPH GROUP, INC. Q2’17 UPDATE // 8 FY17 Q2 ADJUSTED EPS Quarter Ended (Shares in thousands) September 30, 2016 September 30, 2015 Earnings per share (GAAP - Diluted) $ 0.70 $ 1.25 Adjustments to earnings per share: Loss on divestiture 0.10 — Restructuring costs (non-cash) 0.05 0.07 Restructuring costs (cash) 0.15 — Adjusted earnings per share (Non-GAAP - Diluted) $ 1.00 $ 1.32 Weighted-average shares outstanding (diluted) 49,432 49,308

TRIUMPH GROUP, INC. Q2’17 UPDATE // 9 INTEGRATED SYSTEMS FY17 Q2 RESULTS • Net sales decrease due to softness in commercial rotorcraft market and spares aftermarket, and $5 million from currency, partially offset by approximately $9.5 million sales from the October 2015 acquisition of Fairchild Controls • Continued strong margin performance at 18.7% • Announced consolidation of three CT facilities • Completed addition to UK facility to insource certain final assembly and test work for A320, A380, 787 • TTM book to bill of 1.1 : 1 ($ in thousands) FY17 Q2 FY16 Q2 Variance Net Sales $ 245,367 $ 261,481 (6)% Operating Income 45,797 51,100 (10)% Operating Margin (%) 18.7 19.5 Adjusted EBITDA 46,818 51,228 (9)% Adjusted EBITDA Margin (%) 19.8 20.4 Triumph Integrated Systems selected for AH-64 Apache gun turret actuator upgrade.

TRIUMPH GROUP, INC. Q2’17 UPDATE // 10 AEROSPACE STRUCTURES FY17 Q2 RESULTS • Net sales decrease due to production rate reductions on 747-8, G450/550 and C-17, partially offset by the increase in 767/ Tanker • Delivered: ◦ 750th G550 wingset to Gulfstream ($ in thousands) FY17 Q2 FY16 Q2 Variance Net Sales $ 320,283 $ 385,471 (17)% Operating Income 24,867 36,682 (32)% Operating Margin (%) 7.8 9.5 Adjusted EBITDA 22,605 32,898 (31)% Adjusted EBITDA Margin (%) 7.5 9.0 Triumph Aerospace Structures delivered the 750th G550 wingset to Gulfstream in September.

TRIUMPH GROUP, INC. Q2’17 UPDATE // 11 PRECISION COMPONENTS FY17 Q2 RESULTS • Net sales decrease due primarily to Boeing commercial production rate reductions, unfavorable model mix, partially offset by increased A350 production rates • Lower operating margin driven by decreased sales, A350 and other new program start-up costs and unfavorable model mix • Announced closure of Everett, Wash., Long Island, N.Y. and Kilgore, Texas facilities • Dedicated new Kansas facility to support A350 ramp-up ($ in thousands) FY17 Q2 FY16 Q2 Variance Net Sales $ 259,458 $ 265,825 (2)% Operating Income 12,063 25,457 (53)% Operating Margin (%) 4.6 9.6 Adjusted EBITDA 25,385 38,466 (34)% Adjusted EBITDA Margin (%) 9.8 14.5 Precision Components' new small and medium parts Center of Excellence in Edgerton, Kansas.

TRIUMPH GROUP, INC. Q2’17 UPDATE // 12 PRODUCT SUPPORT FY17 Q2 RESULTS • Net sales increase due primarily to key contract wins in structures, interiors and accessories • Announced closure of facility in Oakdale, Penn. • Strong margins supported by increased sales ($ in thousands) FY17 Q2 FY16 Q2 Variance Net Sales $ 85,826 $ 73,777 16% Operating Income 14,265 9,125 56% Operating Margin (%) 16.6 12.4 Adjusted EBITDA 16,717 11,553 45% Adjusted EBITDA Margin (%) 19.5 15.7 Triumph Product Support shipped the 100th KC-10 Aerial Refueling Boom to the U.S. Air Force in September.

TRIUMPH GROUP, INC. Q2’17 UPDATE // 13 • Investments in development programs including Bombardier and Embraer $126M • Incremental customer and vendor financing $100M • G650/G280 cash use $47M • Liquidation of customer advances $65M • Restructuring costs of $17M • Strike costs of $16M CASH USE SUMMARY Operating Activities ($ in millions) FY17 Q1 FY17 Q2 YTD 2017 Cash use in operations $ (84.0) $ (47.2) $ (131.2) Capital Expenditures (12.8) (11.2) (24.0) Sale of assets 0.9 9.1 10.0 Free cash use $ (95.9) $ (49.3) $ (145.2) YTD Key Elements

TRIUMPH GROUP, INC. Q2’17 UPDATE // 14 • Total leverage 4.5X to 5.0X • Senior secured leverage 3.00X to 3.25X • Permits targeted divestitures • Increases permitted exclusions from bank EBITDA • We are in compliance with our bank covenant as of September 30 • This amendment was to provide additional flexibility through the transformation CAPITALIZATION AND BANK AMENDMENT ($ in millions) 9/30/2016 Cash $ (36) Revolver & Term Loan 716 Securitized Debt (Accounts Receivable & Capital Leases) 230 2013 Senior Notes Due 2021 375 2014 Senior Notes Due 2022 300 Other Debt 8 Net Debt $ 1,593 Shareholders’ Equity 966 Total Book Capitalization $ 2,558 Net Debt-to-Capitalization 62% Financial flexibility to fund transformation and operations Key Elements of Bank Amendment

TRIUMPH GROUP, INC. Q2’17 UPDATE // 15 FY 2017 GUIDANCE $3.5- $3.6B Revenue $3.6- $3.7B EPS $3.15 - $3.45/share Free Cash Use ($100 - $120M) $40 - $60M* Capital Expenditures $85 - $100M Effective Tax Rate ~ 18%** ~ 5%*** Cash Tax Rate ~ 15% * Updated to be net of leasing as reported ** Potential opportunity to lower through release of valuation allowance and use of deferred tax benefits from Newport News sale. *** Updated to reflect expected tax payments in fiscal 2017

TRIUMPH GROUP, INC. Q2’17 UPDATE // 16 • Delivering on customer commitments • On track for overall transformation • Stabilizing operational and financial performance • Rebuilding our pipeline and backlog CONCLUDING REMARKS MQ-4C Triton Unmanned Aircraft System.

TRIUMPH GROUP, INC. Q2’17 UPDATE // 17 Q & A

TRIUMPH GROUP, INC. Q2’17 UPDATE // 18 APPENDIX

TRIUMPH GROUP, INC. Q2’17 UPDATE // 19 TOP PROGRAMS Integrated Systems Aerospace Structures Precision Components 1. Airbus A320, A321 1. Gulfstream 1. Boeing 777 2. Boeing 737 2. Boeing 767, Tanker 2. Boeing 787 3. Boeing 787 3. Airbus A330, A340 3. Airbus A350 4. Boeing V-22 4. Boeing 747 4. Boeing 737 5. Sikorsky UH60 5. Bombardier Global 5. Boeing 767, Tanker 6. Boeing CH-47 6. Boeing 777 6. Boeing V-22 7. Lockheed Martin C-130 7. Boeing V-22 7. Boeing F-15 8. Airbus A380 8. NG Global Hawk 8. Sikorsky UH60 9. Boeing 777 9. Boeing C-17 9. NG Global Hawk 10. Boeing AH-64 10. Bell Helicopter 525 10. Bell Helicopter AH1 Represents 55% of Integrated Systems backlog Represents 97% of Aerospace Structures backlog Represents 76% of Precision Components backlog

TRIUMPH GROUP, INC. Q2’17 UPDATE // 20 PENSION/OPEB ANALYSIS Pension/OPEB Analysis Fiscal Year 2016 Fiscal Year 2017 Pension Expense (Income) ≈ ($52) million ≈ ($67) million Cash Pension Contribution ≈ $0 ≈ $0 OPEB Expense (Income) ≈ $11 million ≈ ($14) million Cash OPEB Contribution ≈ $27 million ≈ $16 million

TRIUMPH GROUP, INC. Q2’17 UPDATE // 21 SALES BY MARKET ($ in millions) Q2 FY 2017 Q2 FY 2016 Sales % of Total Sales % of Total $ Change % Change Commercial $512 59% $545 57% $(33) (6)% Military 174 20% 204 21% (30) (15)% Business Jets 151 17% 176 18% (25) (14)% Regional Jets 25 3% 17 2% 8 47 % Non-Aviation 13 1% 13 1% — — % Total Sales $875 100% $955 100% $(80) (8)% OEM 83% 85% Aftermarket 16% 14% Other 1% 1% Total 100% 100%

TRIUMPH GROUP, INC. Q2’17 UPDATE // 22 Organic Sales ($ in millions) Q2 FY 2017 Q2 FY 2016 Change Integrated Systems $236 $261 (10)% Aerospace Structures 320 385 (17)% Precision Components 259 266 (2)% Product Support 86 74 16 % Total Organic Sales * $901 $986 (9)% *Includes Intercompany sales Export Sales ($ in millions) Q2 FY 2017 Q2 FY 2016 Change Export Sales $183 $188 (3)% SALES ANALYSIS

TRIUMPH GROUP, INC. Q2’17 UPDATE // 23 FINANCIAL DATA (UNAUDITED) TRIUMPH GROUP, INC. AND SUBSIDIARIES (dollars in thousands) Non-GAAP Financial Measures Disclosures We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain, non-GAAP financial measures in our public releases. Currently, the non- GAAP financial measures that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, deprecation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations. We view Adjusted EBITDA as an operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non- GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA. Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, overtime, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry. Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income: • Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations. • Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations. • Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations. • Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations. • Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure. • Deprecation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these changes necessarily reflect the current and ongoing cash charges related to our operating cost structure. -More- NON-GAAP DISCLOSURE

TRIUMPH GROUP, INC. Q2’17 UPDATE // 24 (Continued) FINANCIAL DATA (UNAUDITED) TRIUMPH GROUP, INC. AND SUBSIDIARIES (dollars in thousands) Non-GAAP Financial Measures Disclosures (continued) • The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business. • Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business. Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business. The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands): Three Months Ended September 30, Six Months Ended September 30, 2016 2015 2016 2015 Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA): Net Income $ 34,807 $ 61,612 $ 54,541 $ 124,343 Add-back: Income Tax Expense 17,783 32,804 26,648 59,823 Interest Expense and Other 17,896 15,631 36,023 33,747 Curtailment Charge — — — 2,863 Loss on divestiture 4,774 — 4,774 — Amortization of Acquired Contract Liabilities (30,477) (30,404) (59,825) (65,502) Depreciation and Amortization 45,286 42,575 90,748 86,109 Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") $ 90,069 $ 122,218 $ 152,909 $ 241,383 Net Sales # $ 874,769 $ 954,774 $ 1,768,022 $ 1,914,412 Adjusted EBITDA Margin # 10.7% 13.2% 9.0% 13.1% # Net Sales includes Amortization of Acquired Contract Liabilities. Since Adjusted EBITDA excludes Amortization of Acquired Contract Liabilities, we've also excluded it from Net Sales in arriving at Adjusted EBITDA margin throughout this document. NON-GAAP DISCLOSURE

NON-GAAP DISCLOSURE

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measures Disclosures (continued)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	For the Three Months Ended September 30, 2016					
		Segment Data				
	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/ Eliminations
Net Income	$ 34,807					
Add-back:						
Income Tax Expense	17,783					
Interest Expense and Other	17,896					
Operating Income (Loss)	$ 70,486	$ 45,797	$ 24,867	$ 12,063	$ 14,265	$ (26,506)
Loss on divestiture	4,774	—	—	—	—	4,774
Amortization of Acquired Contract Liabilities	(30,477)	(9,136)	(20,647)	(694)	—	—
Depreciation and Amortization	45,286	10,157	18,385	14,016	2,452	276
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$ 90,069	$ 46,818	$ 22,605	$ 25,385	$ 16,717	$ (21,456)
Net Sales	$ 874,769	$ 245,367	$ 320,283	$ 259,458	$ 85,826	$ (36,165)
Adjusted EBITDA Margin	10.7%	19.8%	7.5%	9.8%	19.5%	n/a

TRIUMPH GROUP, INC. Q2'17 UPDATE // 25

NON-GAAP DISCLOSURE

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measures Disclosures (continued)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	For the Six Months Ended September 30, 2016					
		Segment Data				
	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/ Eliminations
Net Income	$ 54,541					
Add-back:						
Income Tax Expense	26,648					
Interest Expense and Other	36,023					
Operating Income (Loss)	$ 117,212	$ 93,783	$ 34,031	$ 4,281	$ 28,324	$ (43,207)
Loss on divestiture	4,774	—	—	—	—	4,774
Amortization of Acquired Contract Liabilities	(59,825)	(19,473)	(39,085)	(1,267)	—	—
Depreciation and Amortization	90,748	20,461	36,347	28,345	4,936	659
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$ 152,909	$ 94,771	$ 31,293	$ 31,359	$ 33,260	$ (37,774)
Net Sales	$ 1,768,022	$ 502,723	$ 651,879	$ 514,060	$ 170,025	$ (70,665)
Adjusted EBITDA Margin	9.0%	19.6%	5.1%	6.1%	19.6%	n/a

TRIUMPH GROUP, INC. Q2'17 UPDATE // 26

TRIUMPH GROUP, INC. Q2’17 UPDATE // 27 (Continued) FINANCIAL DATA (UNAUDITED) TRIUMPH GROUP, INC. AND SUBSIDIARIES (dollars in thousands) Non-GAAP Financial Measures Disclosures (continued) Adjusted Earnings before Interest, Taxes, For the Three Months Ended September 30, 2015 Depreciation and Amortization (EBITDA): Segment Data Total Integrated Systems Aerospace Structures Precision Components Product Support Corporate/ Eliminations Net Income $ 61,612 Add-back: Income Tax Expense 32,804 Interest Expense and Other 15,631 Operating Income (Loss) $ 110,047 $ 51,100 $ 36,682 $ 25,457 $ 9,125 $ (12,317) Amortization of Acquired Contract Liabilities (30,404) (10,011) (19,430) (963) — — Depreciation and Amortization 42,575 10,139 15,646 13,972 2,428 390 Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") $ 122,218 $ 51,228 $ 32,898 $ 38,466 $ 11,553 $ (11,927) Net Sales $ 954,774 $ 261,481 $ 385,471 $ 265,825 $ 73,777 $ (31,780) Adjusted EBITDA Margin 13.2% 20.4% 9.0% 14.5% 15.7% n/a NON-GAAP DISCLOSURE

NON-GAAP DISCLOSURE

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measures Disclosures (continued)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	For the Six Months Ended September 30, 2015					
		Segment Data				
	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/ Eliminations
Net Income	$ 124,343					
Add-back:						
Income Tax Expense	59,823					
Interest Expense and Other	33,747					
Operating Income (Loss)	$ 217,913	$ 101,657	$ 78,480	$ 50,362	$ 19,112	$ (31,698)
Curtailment charge	2,863	—	—	—	—	2,863
Amortization of Acquired Contract Liabilities	(65,502)	(20,512)	(43,208)	(1,782)	—	—
Depreciation and Amortization	86,109	20,657	31,579	28,193	4,890	790
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$ 241,383	$ 101,802	$ 66,851	$ 76,773	$ 24,002	$ (28,045)
Net Sales	$ 1,914,412	$ 520,052	$ 780,591	$ 530,966	$ 148,522	$ (65,719)
Adjusted EBITDA Margin	13.1%	20.4%	9.1%	14.5%	16.2%	n/a

TRIUMPH GROUP, INC. Q2'17 UPDATE // 28

NON-GAAP DISCLOSURE

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measures Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended September 30, 2016		
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$ 52,590	$ 34,807	$ 0.70
Adjustments:			
Loss on divestiture	4,774	4,774	0.10
Facility consolidation costs			
Accelerated Depreciation	3,740	2,581	0.05
Restructuring	10,462	7,219	0.15
Adjusted Income from continuing operations - Non-GAAP	$ 71,566	$ 49,381	$ 1.00

	Six Months Ended September 30, 2016		
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$ 81,189	$ 54,541	$ 1.10
Adjustments:			
Triumph Precision Components - Strike related costs	15,701	10,834	0.22
Triumph Precision Components - Inventory write-down	6,089	4,201	0.08
Triumph Aerospace Structures - UAS program	14,200	9,798	0.20
Loss on divestiture	4,774	4,774	0.10
Facility consolidation costs			
Accelerated Depreciation	7,231	4,989	0.10
Restructuring	17,113	11,808	0.24
Adjusted Income from continuing operations - Non-GAAP	$ 146,297	$ 100,945	$ 2.04

TRIUMPH GROUP, INC. Q2'17 UPDATE // 29

TRIUMPH GROUP, INC. Q2’17 UPDATE // 30 (Continued) FINANCIAL DATA (UNAUDITED) TRIUMPH GROUP, INC. AND SUBSIDIARIES (dollars in thousands) Non-GAAP Financial Measures Disclosures (continued) Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs. Three Months Ended September 30, 2015 Pre-Tax After-Tax Diluted EPS Income from Continuing Operations - GAAP $ 94,416 $ 61,612 $ 1.25 Adjustments: Facility consolidation costs 5,360 3,484 0.07 Adjusted Income from continuing operations - Non-GAAP $ 99,776 $ 65,096 $ 1.32 Six Months Ended September 30, 2015 Pre-Tax After-Tax Diluted EPS Income from Continuing Operations - GAAP $ 184,166 $ 124,343 $ 2.52 Adjustments: Facility consolidation costs 5,360 3,484 0.07 Curtailment charge 2,863 1,861 0.04 Adjusted Income from continuing operations - Non-GAAP $ 192,389 $ 129,688 $ 2.63 NON-GAAP DISCLOSURE The following table reconciles our Operating income to Adjusted Operating income as noted above. Three Months Ended September 30, 2016 Operating loss - GAAP $ 70,486 Adjustments: Loss on divestiture 4,774 Facility consolidation costs Accelerated Depreciation 3,740 Restructuring 10,462 Adjusted Operating Income - non-GAAP $ 89,462

TRIUMPH GROUP, INC. Q2’17 UPDATE // 31 NON-GAAP DISCLOSURE (Continued) FINANCIAL DATA (UNAUDITED) TRIUMPH GROUP, INC. AND SUBSIDIARIES (dollars in thousands) Non-GAAP Financial Measures Disclosures (continued) Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction. We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital: Three Months Ended Six Months Ended June 30, September 30, September 30, 2016 2016 2016 Cash used in operations $ (84,034) $ (47,202) $ (131,236) Less: Capital expenditures 12,723 11,244 23,967 Sale of assets 948 9,096 10,044 Free cash flow available for debt reduction, acquisitions and share repurchases $ (95,809) $ (49,350) $ (145,159) September 30, March 31, 2016 2016 Calculation of Net Debt Current portion $ 47,374 $ 42,441 Long-term debt 1,568,315 1,374,879 Total debt 1,615,689 1,417,320 Plus: Deferred debt issuance costs 13,234 8,971 Less: Cash (36,215) (20,984) Net debt $ 1,592,708 $ 1,405,307 Calculation of Capital Net debt $ 1,592,708 $ 1,405,307 Stockholders' equity 965,746 934,944 Total capital $ 2,558,454 $ 2,340,251 Percent of net debt to capital 62.3% 60.0%